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                                  EXHIBIT 11.1
                             LEGACY SOFTWARE, INC.
                        COMPUTATION OF WEIGHTED AVERAGE
                        COMMON STOCK SHARES OUTSTANDING


COMPUTATION OF WEIGHTED AVERAGE COMMON STOCK SHARES OUTSTANDING:
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
                                                       Total Number        Three Months Ended        Nine Months Ended
                                                         of Shares         September 30, 1996        September 30, 1996
                                                      ---------------      ------------------       -------------------

 Weighted average shares calculated under
 SAB 83(1)......................................            1,396,218                        0                  693,013
 Outstanding shares as of
 January 1, 1996................................              741,000                  741,000                  370,500
 Common Stock issued on
 January 23, 1996...............................                7,200                    7,200                    3,600
 Common Stock issued on
 May 15, 1996...................................              534,351                  534,351                  267,176
 Initial public offering shares
 issued on May 15, 1996.........................            1,150,000                1,150,000                  575,000
 Common Stock issued on August 31, 1996.........               33,334                   10,870                    3,650
                                                                                  ------------             ------------
 Weighted Average Shares Outstanding                                                 2,443,421                1,912,939
                                                                                  ============             ============


 WEIGHTED AVERAGE COMMON STOCK                                                         All Periods Presented
 SHARES OUTSTANDING UNDER SAB 83(2):                                                  in the Quarterly Report
 Common Stock and Common Stock equivalents                                                  on Form 10Q
                                                                                      -----------------------
 Common Stock granted during the period.....................                                        7,200
 Stock options granted subsequent to
 January, 1996..............................................                                      210,000
 Warrants granted prior to
 January, 1996..............................................                                      200,000
 Convertible debt to be converted prior to the Public
 Offering...................................................                                      534,351
                                                                                               ----------
    Total securities........................................                                      951,551
    Assumed buyback of Common Stock shares(3)...............                                     (296,333)
                                                                                               ----------
 Total Common Stock equivalents.............................                                      655,218
 Weighted average shares issued(4)..........................                                      741,000
                                                                                               ----------
 Weighted average shares outstanding........................                                    1,396,218
                                                                                               ==========
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(1)      The Company has elected to calculate its weighted average Common Stock shares outstanding under SAB 83 until the completion of its initial public offering.

(2) Weighted average shares outstanding are computed using the treasury stock method, by which the number of shares outstanding reflects an assumed use of proceeds, from the assumed exercise of possible Common Stock equivalents, to repurchase shares of the Company's Common Stock at the Public Offering price.






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
(3)    Assumed buyback of Common Stock shares:
       Common Stock is assumed to be repurchased at the Public Offering price.
       Weighted average purchase price per share of Common Stock                              $0.00
       Weighted average exercise price per share of stock options                             $3.89
       Weighted average exercise price per share of warrants                                  $1.31
       Weighted average conversion per share of convertible debt                              $1.31
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(4) Gives retroactive effect of the Company's Common Stock split on a
    144 shares to 1 basis.  In addition, common shares assumed to be issued within one year of the Public Offering have been included in the above calculation and not in this line item.